Exhibit 99.2


April 24, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam,

We have read paragraphs 1, 2, 3, 5, and 6 of Item 4 included in the Form 8-K/A dated April 24, 2002, of Royal Precision, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. With respect to the information contained in paragraph 4, we have no direct knowledge and cannot comment on the date of April 17, 2002, and the receipt of our letter dated April 8, 2002. We have read and are in agreement with all other statements made in paragraph 4. With respect to the information included in paragraph 7, we have no direct knowledge of the information contained in that paragraph and cannot comment on that information.

With kind regards,

/s/ Arthur Andersen LLP
-----------------------------
ARTHUR ANDERSEN LLP


Copy to: Mr. John C. Lauchnor, President
Royal Precision,